                            SHARE PURCHASE AGREEMENT
     entered into pursuant to Section 13 and following of Act No. 591/1992
       Coll. on Securities and Section 358 and following and Section 409 and following of Act. No. 513/1991 Coll., the Commercial Code

This Share Purchase Agreement (hereinafter "the Agreement") has been entered into on December 3, 1996 between

1.  Releas, a. s., with its registered office at Praha 8, Chlumeanskeho 5, IDN:
    49 24 10 61, represented by Ing. Vladimir Kratina, the Vice-Chairman of the Board of Directors (hereinafter only "the Seller"), bank address: Komercni banka, a. s., pobocka Praha - misto, bank account: 192783300227/0100, SWIFT
    CODE: KOMB CZ PP

and

2. CME Media Enterprises B.V., with its registered office at Leidseplein 29, Amsterdam, the Netherlands, represented by JUDr. Martin Radvan, LL.M., advocate at the law office at Praha 1, Jindrisska 20, on the basis of the power of attorney of July 17, 1996 (hereinafter only "the
    Purchaser"),

(hereinafter independently only "the Party" and collectively only "the
Parties").

                                    Preamble

 The Seller represents that it legally owns 1,000 (in words: one thousand) registered shares each having a nominal value of CZK 10,000 (in words: ten thousand Czech crowns) in Radio Alfa, a. s., with its registered office at Praha 1, Na porici 12, IDN: 4924 0935, (numbers of shares from: 1.601 to 2.600) incorporated in the Companies Register maintained at the Regional Court of Commerce in Prague, Part B, Insert No. 2055 (hereinafter only "the
Company"), such shares representing 20% of the Company's Registered
Capital (hereinafter "the Shares") which is registered at the date of entering of this Agreement on the number of insert hereto. The Parties concluded on May 24, 1994 the option and they have decided to exercise the option by this Agreement.

                                       I.

                            Purpose of the Agreement

The Seller offers, sells and transfers to the Purchaser, and the Purchaser accepts the offer of, purchases and acquires from the Seller, the Shares in the Company.

                                      II.

                      Purchase Price and Terms of Payment

1. The Purchase Price of the Shares has been agreed between the Parties to be CZK 10,000,000 (in words: ten million Czech crowns), and shall be payable within 14 (in words: fourteen) days after the signing of this Agreement.

2. The day on which the respective sum is credited to the Seller's Account No. 192783300227/0100 in Komercni banka, a. s., pobocka Praha - mesto, or to a different account the details of which the Seller shall provide to the Purchaser no later than at the time of signing of this Agreement.

3. Interest of 0.1 % for each day of delay has been agreed to be payable in case the Purchaser should default on paying the Purchase Price by the dates as above agreed.

                                      III.

                            The Seller's Obligations

1. The Seller is obliged at the time of signing to escrow, the Shares to a deposit at the law office of JUDr. Martin Radvan, residing at Praha 1, Jindrisska 20. (hereinafter only "the Depositor").

2. The Seller is obliged within 10 (in words: ten) days after the payment of the purchase price will be paid to appear the Depositor and to endorse on the back of the Share Certificate the transfer of the Shares with all the required details stipulated in Section 156 of Act No. 513/1991 Coll., the Commercial Code, and Section 11 and the following Sections of Act No. 191/1950 Coll., the Bills of Exchange Act and to give the Shares to the Purchaser.

3. A record shall be made of the procedures carried out under paragraphs 1 and 2 above. The record shall be signed by the Seller and the Purchaser, and their signatures shall be notarised.

4. The Seller shall notify the Company of the Share transfer within 3 (in words: three) days of the day on which it delivers the Shares to the Purchaser.

5. If the Seller was under the obligation to obtain any approval with the sale of the Shares, the Seller hereby declares that all such approvals have been obtained.

                                      IV.

                          The Purchaser's Obligations

1. The Purchaser shall in all respects grant its co-operation to the Seller to support the Seller in meeting its obligations under Article III. hereof.

2. The Purchaser shall notify the Company of the Share transfer within 3 (in words: three) days from the day on which the Shares are delivered to the Purchaser.

                                       V.

                                Final Provisions

1. A penalty of CZK 1,000,000 ( in words: one million Czech crowns) has been agreed between the Parties to be applicable should either of the Parties be in breach of any of the arrangements hereunder, with the exception of
    Article II. of this Agreement, which sanction in case of breach is defined independently in the Article II., para 3 of this Agreement. The Party in breach shall pay the penalty to the other Party irrespective of whether in this connection, and if so to what extent, the other Party has suffered any damage that may be claimed separately.

2.   This Agreement is valid and effective upon its signing.

3. This Agreement has been entered into subject to, and shall be governed by the Czech law.

4. This Agreement has been made out in the Czech and English languages. Both language versions are equal.

5. This Agreement has been made out in four counterpart copies in each language version. Each of the Parties shall receive two Czech copies and two English copies of this Agreement.

6. Amendments or changes to this Agreement, if any, may only be made in writing, subject to the consent of both Parties hereto.

7. The Parties have agreed that all disputes, if any, arising from or in connection with this Agreement shall first of all be settled in an amicable manner. In the event no amicable solution is reached within 30 (in words: thirty) days. All disputes arising from or in connection with this Agreement finally decided in the arbitration proceedings at the Court of Arbitration attached to the Chamber of Economy of the Czech Republic and the Agrarian Chamber of the Czech Republic by three arbitrators designated pursuant to the Rules. The proceedings shall be governed by the Rules of the Court of Arbitration.

8. If it is not stated in this Agreement otherwise, the relevant provisions of the Act No. 591/1992 Coll. on Securities, and of the Act No. 513/1991 Coll., the Commercial Code, shall be used.

This Agreement constitutes a proper and solemn expression of free will of both Parties hereto. In witness whereof, the Parties attach their hand hereto.



         -------------------------          -------------------------
         the Seller                                           the Purchaser